Exhibit 99.1                                Resignation Letter of Mr. David A. Melman

RESIGNATION
(David A. Melman)

The undersigned hereby resigns as a director of SUNRISE ENERGY RESOURCES, INC., a Delaware corporation, effective as of the date below without further instrument or action, after which the undersigned will hold no further positions with, and will have no further authority to act on behalf of, the Corporation.

/s/ David A. Melman
Date: May 12, 2010